Sticker dated November 9, 2007 to Prospectus

We received the minimum required cleared subscription funds of $2,000,000 from 17 investors on November 5, 2007 and broke escrow and began our drilling operations.

This sticker forms a part of, and must be accompanied or preceded by, the prospectus.